 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-255841
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 14, 2021)
Up to $50,000,000 of Shares
Common Stock

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., or Cantor Fitzgerald, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Cantor Fitzgerald acting as our sales agent.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “VYNE.” On August 11, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $2.89 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cantor Fitzgerald will act as sales agent on a best efforts basis and will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Cantor Fitzgerald will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor Fitzgerald with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 12, 2021.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
A registration statement on Form S-3 (File No. 333-255841) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the SEC on May 6, 2021, and declared effective on May 14, 2021. Under this shelf registration statement, of which this offering is a part, we may, from time to time, sell up to an aggregate of $200.0 million of our common stock, preferred stock and warrants. Prior to this offering, we have not sold any securities under this shelf registration statement.
This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock by us, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will supersede and govern. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation by Reference.”
This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information; Incorporation by Reference — Incorporation by Reference” in the accompanying prospectus.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and Cantor Fitzgerald has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
The trademarks and registered trademarks of VYNE Therapeutics Inc. and its subsidiaries referred to herein include, but are not limited to, VYNE Therapeutics, our logo, our name and logo used together and our products. Third-party product and company names mentioned herein may be the trademarks of their respective owners.
When we refer to “VYNE Therapeutics,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean VYNE Therapeutics Inc., unless otherwise specified. When we refer to “you,” we mean the holders of common stock of the Company.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus and the disclosures to which those sections refer you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus supplement before making an investment decision.
VYNE Therapeutics Inc.
Overview
We are a biopharmaceutical company focused on developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory diseases of high unmet medical need. On August 12, 2021, we announced that we have initiated a process to explore a possible sale or license of our topical minocycline franchise, including AMZEEQ® (minocycline) topical foam, 4% for the treatment of inflammatory lesions of moderate-to-severe acne vulgaris in adults and patients 9 years of age and older, ZILXI® (minocycline) topical foam, 1.5% for the treatment of inflammatory lesions of rosacea in adults, FCD105, our Phase 3 proprietary novel topical combination foam formulation of minocycline and adapalene for the treatment of moderate-to-severe acne vulgaris, and the underlying Molecule Stabilizing Technology platform.
By leveraging our drug development and clinical development capabilities and strong network of discovery and preclinical science partners, we will transition our strategic focus to develop therapies for the treatment of immuno-inflammatory diseases of high unmet medical need. We expect to continue to invest in our product candidate FMX114 for the treatment of mild to moderate atopic dermatitis (“AD”) and anticipate the first patient in our Phase 2a proof-of-concept study will be enrolled in the third quarter of 2021. We expect results from this study by the end of 2021. FMX114 is a fixed combination of tofacitinib, which is a pan-JAK inhibitor, and fingolimod, a sphingosine 1-phosphate receptor modulator, in a topical gel and is designed to address the multi-factorial nature of AD by offering a fixed combination multimodal solution to disease management.
In addition, on August 12, 2021, we announced a transaction with In4Derm Limited, a company incorporated and registered in Scotland (“In4Derm”). In4Derm is a spin-out of the University of Dundee’s School of Life Sciences which has discovered and is developing proprietary Bromodomain and Extra-Terminal Domain inhibitors (“BETi”) for the treatment of immunology and oncology conditions. On April 30, 2021, the parties entered into an Evaluation and Option Agreement (the “Option Agreement”) pursuant to which In4Derm granted us an exclusive option to obtain exclusive worldwide rights to research, develop and commercialize products containing In4Derm’s BETi compounds, which are new chemical entities, in both topical (the “Topical BETi Option”) and oral (the “Oral BETi Option”) treatments in all fields for any disease, disorder or condition in humans. On August 6, 2021, we exercised the Topical BETi Option and the parties entered into a License Agreement granting us a worldwide, exclusive license that is sublicensable through multiple tiers to exploit certain of In4Derm’s BETi compounds identified to be suitable for topical administration in all fields. We paid a $1.0 million cash payment to In4Derm upon the execution of the Option Agreement and $0.5 million in connection with the exercise of the Topical BETi Option. Pursuant to the License Agreement, we have agreed to make cash payments to In4Derm upon the achievement of specified clinical development and regulatory approval milestones with respect to each licensed topical product in the U.S. of up to $15.75 million for all indications. In addition, we currently expect to exercise the Oral BETi Option following the selection of a lead candidate for the program. Upon exercise of the exclusive Oral BETi Option, the parties will sign a license agreement (the “Oral License Agreement”), and we will be required to pay In4Derm a $4.0 million cash payment. The Oral License Agreement will include cash payments of up to $43.75 million payable to In4Derm upon the achievement of specified clinical development and regulatory approval milestones with respect to each licensed oral product in the U.S. for all indications. The license agreements also provide for tiered royalty payments of up to 10% of net annual sales across licensed BETi products by the Company. In4Derm is entitled to additional milestones upon the achievement of regulatory approvals in certain jurisdictions outside the U.S.

This partnership with In4Derm provides us exclusive worldwide rights to a novel class of BETi compounds. The BET family of proteins are epigenetic regulators that control the transcription of genes. Inhibiting BET proteins stalls the transcriptional process and therefore reduces the extent of inflammation in tissues.
The initial BETi candidates that we plan to develop are VYN201 and VYN202. The first of these, VYN201, is a pan-bromodomain or pan-BD BET inhibitor. It is a first-in-class “soft” pan-BD BET inhibitor that is designed to mitigate systemic drug exposure and will be developed for topical applications. We intend to progress VYN201 into rare, neutrophilic, dermatological indications where there is significant unmet need due to a lack of indicated treatment options. We plan to enter this program into the clinic in 2022 after the prerequisite non-clinical safety assessments have been completed.
The second candidate, VYN202, is an orally-delivered, first-in-class BET inhibitor that is highly selective for Bromodomain 2 (“BD2”). By selectively inhibiting BD2, we believe VYN202 could have a more targeted anti-inflammatory effect with an improved benefit/risk profile. We view VYN202 as having significant potential as a novel, oral treatment for major immuno-inflammatory indications. Following the exercise of the Oral BETi Option, we intend to commence a IND-enabling non-clinical safety program for VYN202 and enter the clinic in 2022.
Our future viability is dependent on our ability to successfully pivot to the research and development business strategy and develop commercially viable drug candidates and raise additional capital to finance our operations. Our ability to continue as a going concern is contingent on our ability to sell or license our minocycline franchise, develop future commercially viable products and/or to raise sufficient working capital through either debt or equity financing. We may not be able to achieve these objectives under acceptable terms or at all. Based on our plans to conduct a Phase 2b clinical trial for FMX114 (assuming positive results in the Phase 2a study) and progress both the topical and oral BETi programs into the clinic in 2022, as of the quarter ended June 30, 2021, we currently believe we have sufficient cash and cash equivalents to fund our operations through the end of the second quarter of 2022.
Other Information
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act and as modified by the JOBS Act and a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements, such as the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and certain reduced or scaled disclosure requirements available to smaller reporting companies.
Our principal executive offices are located at 520 U.S. Highway 22, Suite 204, Bridgewater, NJ 08807. Our website is www.vynetherapeutics.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement.
Recent Developments
As of June 30, 2021, we had cash, cash equivalents, restricted cash and investments of $104.0 million and $35.0 million of indebtedness outstanding under our Amended and Restated Credit Agreement and Guaranty, dated as of March 9, 2020 (as amended on August 5, 2020, the “Amended and Restated Credit Agreement”). On August 11, 2021, we prepaid the entirety of our outstanding indebtedness under the Amended and Restated Credit Agreement, including a prepayment premium and accrued but unpaid interest, for a total amount of approximately $36.5 million.

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $50,000,000.
Plan of distribution
“At-the-market offering” that may be made from time to time through our sales agent, Cantor Fitzgerald. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include the acquisition of companies or businesses, working capital, clinical trial expenditures and capital expenditures. See “Use of Proceeds.”
Voting rights
Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders. See “Description of Capital Stock” in the accompanying prospectus.
Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference herein for a discussion of the risks you should carefully consider before deciding to invest in our common stock.
Nasdaq Global Select Market symbol
“VYNE”

RISK FACTORS
Investing in our common stock involves risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein before making an investment decision with respect to our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition and results of operations, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”
Risks Relating to this Offering
The number of shares of common stock available for future issuance or sale could adversely affect the per share trading price of our common stock.
We cannot predict whether future issuances or sales of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The issuance of substantial numbers of our common stock in the public market or the perception that such issuances might occur could adversely affect the per share trading price of our common stock.
The vesting of restricted share units and the exercise of options to purchase our common stock granted to our directors, executive officers and other employees under our 2018 Omnibus Incentive Plan, 2019 Equity Incentive Plan, or future equity incentive plans, the sale of our common stock pursuant to our 2019 Employee Share Purchase Plan, and the sale of any of these shares on the Nasdaq Global Select Market, could have an adverse effect on the per share trading price of our common stock, and the existence of these securities may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of our common stock may be dilutive to existing shareholders.
You may experience significant dilution as a result of this offering, which may adversely affect the trading price of our common stock.
The issuance and sale of our common stock through Cantor Fitzgerald, as our sales agent, from time to time pursuant to this offering, may have a dilutive effect on our earnings per share after giving effect to the issuance of the shares and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common stock, will be based on numerous factors, particularly the use of proceeds and the return generated by that use, and cannot be determined at this time. Additionally, we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities in the future. The trading price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur. See “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.
We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. We could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include the acquisition of companies or businesses, working capital, clinical trial expenditures and capital expenditures. However, our actual use of these proceeds may differ from our current plans. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”
We will need substantial additional funding to fund our operations, and we may not be able to continue as a going concern if we are unable to do so. We could also be forced to delay, reduce or terminate our research and development activities which would have a material adverse effect on our financial condition. You may lose your entire investment.
Developing and commercializing biopharmaceutical products, including launching new products into the marketplace and conducting preclinical studies and clinical trials, is an expensive and highly uncertain process that takes years to complete. As of June 30, 2021, we had approximately $104.0 million in cash, cash equivalents and restricted cash as well as negative cash flows from operating activities. Following the prepayment of our indebtedness, we do not have sufficient cash and cash equivalents to fund our anticipated level of operations as they become due during the twelve months following August 12, 2021. The aforementioned factors raise substantial doubt about our ability to continue as a going concern. See “Part I. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 for further discussion regarding our liquidity. We may not be able to raise any proceeds from the sale or license of our minocycline franchise or from other financing transactions. Accordingly, additional funds may not be obtained for our ongoing operations and we may not succeed in our future operations. Unless we are able to raise additional capital to finance our operations, our long-term business plan may not be accomplished, and we may be forced to cease, reduce, or delay operations. If we must cease, reduce, or delay operations, you may lose your entire investment.
Our share price may be volatile.
The market price of our common stock has fluctuated in the past. For example, our stock price, and the stock price of many other public companies, experienced a period of high volatility in early 2021. Such volatility resulted in rapid and substantial increases and decreases in our stock price that may or may not be related to our operating performance or prospects. Consequently, the current market price of our common stock may not be indicative of future market prices, and we may be unable to sustain or increase the value of an investment in our common stock.
We do not anticipate paying any dividends.
We do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, stockholders are not likely to receive any dividends on their common stock for the foreseeable future. Since we do not intend to pay dividends, stockholders’ ability to receive a return on their investment will depend on any future appreciation in the market value of our common stock. Our common stock may not appreciate or even maintain the price at which our holders have purchased it.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding the following matters:
•
our ability to successfully complete a sale or out-license of our minocycline franchise on terms acceptable to us in a timely manner or at all;

•
our ability to successfully execute our business strategy, including our ability to successfully develop our BETi platform for immuno-inflammatory diseases;

•
our ability to raise substantial additional financing to fund our operations and continue as a going concern;

•
the timing of commencement of future non-clinical studies and clinical trials;

•
our ability to successfully complete, and receive favorable results in, clinical trials for our product candidates;

•
disruptions related to COVID-19 or another pandemic, epidemic or outbreak of a contagious disease, on the ability of our suppliers to manufacture and provide materials for our products and product candidates, initiating and retaining patients in our clinical trials, distribution of our products and business sales execution, operating results, liquidity and financial condition;

•
the regulatory approval process for our product candidates, including any delay or failure in obtaining requisite approvals;

•
the potential market size of treatments for any diseases and market adoption of our products, if approved or cleared for commercial use, by physicians and patients;

•
developments and projections relating to our competitors and our industry, including competing drugs and therapies, particularly if we are unable to receive exclusivity;

•
our intentions and our ability to establish collaborations;

•
the timing or likelihood of regulatory filings and approvals or clearances for our product candidates;

•
our ability to comply with various regulations applicable to our business;

•
our ability to create intellectual property and the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, including the projected terms of patent protection;

•
the timing, costs or results of litigation, including litigation to protect our intellectual property, including the matter with Padagis Israel Pharmaceuticals Ltd.;

•
our ability to successfully challenge intellectual property claimed by others;

•
estimates of our expenses, capital requirements, our needs for additional financing and our ability to obtain additional capital on acceptable terms or at all;

•
our ability to attract and retain key scientific or management personnel;

•
our defense of litigation that may be initiated against us;

•
our expectations regarding licensing, business transactions and strategic operations; and

•
our future financial performance and liquidity.

In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not be different, and historic results referred to in our most recent Annual Report on Form 10-K, as amended, may be interpreted differently in light of additional research and clinical and preclinical trials results. The forward-looking statements contained in this prospectus supplement are subject to risks and uncertainties, including those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and in our other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to (and expressly disclaim any such obligation to) update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Cantor Fitzgerald as a source of financing.
We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include the acquisition of companies or businesses, working capital, clinical trial expenditures and capital expenditures.
Our expected use of net proceeds from this offering represents our intentions based on our present plans and business conditions, which could change as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including our development timeline, costs associated with drug development, the impact of the COVID-19 pandemic, and any unforeseen cash needs and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DILUTION
Our net tangible book value as of June 30, 2021 was approximately $74.9 million, or $1.45 per share.
Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2021. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.
After giving effect to (i) the full prepayment of the entirety of our indebtedness under the Amended and Restated Credit Agreement which occurred on August 11, 2021 and (ii) the sale of our common stock in the aggregate amount of $50,000,000 of shares of our common stock in this offering at an assumed offering price of $2.89, the last reported sale price of our common stock on the Nasdaq Global Select Market on August 11, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $120.0 million, or $1.74 per share. This represents an immediate increase in net tangible book value of $0.29 per share to existing stockholders and an immediate decrease in net tangible book value of $1.15 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:
Assumed public offering price per share		$2.89
Net tangible book value per share before this offering, as of June 30, 2021	$1.45
Decrease in net tangible book value per share attributable to repayment of indebtedness on August 11, 2021	$(0.06)
Increase in net tangible book value per share attributable to investors in this offering	$0.35
As adjusted net tangible book value per share after this offering		$1.74
Decrease in net tangible book value to new investors		$1.15
The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.89 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $1.86 per share and would result in dilution in net tangible book value per share to new investors of $2.03 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.89 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $1.54 per share and would result in an increase in net tangible book value per share to new investors of $0.35 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
To the extent that outstanding options or warrants are exercised or outstanding restricted stock units vest, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.
The above discussion and table are based on 51,511,845 shares of common stock outstanding as of June 30, 2021 and exclude the following:
•
2,969,451 shares of common stock issuable upon the exercise of stock options with a weighted-average exercise price of $11.15 per share and 473,680 shares issuable upon the vesting of restricted stock units outstanding under the Menlo Therapeutics Inc. 2019 Equity Incentive Plan, the Foamix Pharmaceuticals Ltd. 2015 Israeli Share Incentive Plan and the Foamix Ltd. 2009 Israeli Share Option Plan;

•
1,046,575 shares of common stock issuable upon the exercise of stock options with a weighted-average exercise price of $10.42 per share and 314,757 shares issuable upon the vesting of restricted stock units outstanding under the Menlo Therapeutics Inc. 2011 Stock Incentive Plan, as amended, and the 2018 Omnibus Incentive Plan;

•
1,240,195 shares of common stock reserved for issuance pursuant to future awards under our 2019 Equity Incentive Plan;

•
519,928 shares of common stock reserved for issuance pursuant to future awards under our 2018 Omnibus Incentive Plan;

•
2,261,108 shares of common stock reserved for future issuance under the Menlo Therapeutics Inc. 2019 Employee Share Purchase Plan; and

•
495,165 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $4.64 per share.

PLAN OF DISTRIBUTION
On August 12, 2021, we entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., or Cantor Fitzgerald, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $50,000,000 from time to time through Cantor Fitzgerald, acting as sales agent. A copy of the sales agreement will be filed as an exhibit to a current report on Form 8-K and will be incorporated by reference in this prospectus supplement.
Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor Fitzgerald may sell our common stock by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of common stock upon notice and subject to other conditions.
Each time we wish to issue and sell common stock under the sales agreement, we will notify Cantor Fitzgerald of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Cantor Fitzgerald, unless Cantor Fitzgerald declines to accept the terms of the notice, Cantor Fitzgerald has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Cantor Fitzgerald under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.
We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as sales agent in the sale of our common stock. Cantor Fitzgerald will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding discounts and commissions payable to Cantor Fitzgerald under the terms of the sales agreement, will be approximately $350,000.
Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald may, and will with respect to sales effected in an “at-the-market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement, or (2) termination of the sales agreement as permitted therein. We and Cantor Fitzgerald may each terminate the sales agreement at any time upon 10 days’ prior notice.
Any portion of the $50,000,000 of shares of our common stock included in this prospectus supplement that is not previously sold or included in an active placement notice pursuant to the sales agreement is available for sale in other offerings pursuant to the accompanying prospectus, and if no shares are sold under the sales agreement, the full $200,000,000 of securities may be sold in other offerings pursuant to the accompanying prospectus and a corresponding prospectus supplement.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
This prospectus supplement in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus electronically.

LEGAL MATTERS
The validity of our securities will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for Cantor Fitzgerald by Latham & Watkins, LLP.
EXPERTS
The financial statements as of December 31, 2020 and for the year ended December 31, 2020 incorporated in this prospectus by reference to VYNE Therapeutics Inc.’s Current Report on Form 8-K dated August 12, 2021 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph regarding liquidity and capital resources discussed in the seventh, eighth, and ninth paragraphs under, Liquidity and Capital Resources, in Note 1 of the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements as of December 31, 2019 and for each of the two years in the period ended December 31, 2019 incorporated in this prospectus by reference to VYNE Therapeutics Inc.’s Current Report on Form 8-K dated August 12, 2021 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the common stock that we will offer. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus supplement and the accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on
Form 8-K:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021, as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed with the SEC on April 20, 2021;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 6, 2021 and the quarter ended June 30, 2021 filed with the SEC on August 12, 2021;

•
our Current Reports on Form 8-K filed with the SEC on January 28, 2021, February 12, 2021, June 7, 2021, July 2, 2021, July 19, 2021, August 9, 2021, August 12, 2021 and August 12, 2021; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 19, 2018, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.vynetherapeutics.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
VYNE Therapeutics Inc.
520 U.S. Highway 22, Suite 204
Bridgewater, New Jersey 08807
(800) 775-7936

PROSPECTUS
VYNE Therapeutics Inc.
$200,000,000
Common Stock, Preferred Stock, Warrants
We may offer and sell securities identified above from time to time in one or more offerings of up to $200,000,000. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “VYNE.”
Investing in these securities involves certain risks. See “Risk Factors” on page 4 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. You should carefully consider these risks before you make your investment decision.
We may offer these securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 14, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $200,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” beginning on page 1 of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us” and “VYNE” refer, collectively, to VYNE Therapeutics Inc., a Delaware corporation.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.vynetherapeutics.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021, as amended by Amendment No.1 to the Annual Report on Form 10-K, filed with the SEC on April 20, 2021;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 6, 2021;

•
our Current Reports on Form 8-K filed with the SEC on January 28, 2021 and February 12, 2021; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 19, 2018, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
VYNE Therapeutics Inc.
520 U.S. Highway 22, Suite 204
Bridgewater, New Jersey 08807
(800) 775-7936
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY
The following summary highlights some information about VYNE. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 4 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.
We are a specialty pharmaceutical company focused on developing proprietary, innovative and differentiated therapies in dermatology and beyond. Our products, AMZEEQ® (minocycline) topical foam, 4% (“AMZEEQ”) for the treatment of inflammatory lesions of moderate-to-severe acne vulgaris in adults and patients 9 years of age and older, and ZILXI® (minocycline) topical foam, 1.5% (“ZILXI”) for the treatment of inflammatory lesions of rosacea in adults, are the first topical minocycline products to be approved by the FDA. AMZEEQ and ZILXI were commercially launched in January and October of 2020, respectively, and serve as a springboard for commercializing additional innovative products. Our product pipeline includes FCD105 (minocycline 3% and adapalene 0.3%) (“FCD105”), our proprietary novel topical combination foam formulation of minocycline and adapalene for the treatment of moderate-to-severe acne vulgaris. FCD105 is a Phase 3-ready asset that we believe has the potential to be a best-in-class treatment for patients with acne. In addition, we announced a development program for FMX114, which is a combination topical gel for the potential treatment of mild-to-moderate atopic dermatitis. We plan to conduct a Phase 2a proof-of-concept study for FMX114 in the third quarter of 2021.
AMZEEQ and ZILXI utilize our proprietary Molecule Stabilizing Technology (MST)™ delivery system that is also being used to develop FCD105. Our MST™ proprietary foam platform is designed to optimize the topical delivery of minocycline, an active pharmaceutical ingredient (“API”) that was previously available only in oral form despite its prevalent use in dermatology. In addition to the MST platform, we have a number of proprietary delivery platforms in development that enable topical delivery of other APIs, each having unique pharmacological features and characteristics designed to keep the API stable when delivered and directed to the target site. We believe our MST vehicles and other topical delivery platforms may offer significant advantages over alternative delivery options and are suitable for multiple application sites across a range of conditions.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act and as modified by the JOBS Act and a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements, such as the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and certain reduced or scaled disclosure requirements available to smaller reporting companies.
Our principal executive offices are located at 520 U.S. Highway 22, Suite 204, Bridgewater, NJ 08807. Our website is www.vynetherapeutics.com.

RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended by any amendments thereto, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus contains express or implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the following matters:
•
our ability to successfully commercialize AMZEEQ and ZILXI and our other product candidates, if approved;

•
disruptions related to COVID-19 or another pandemic, epidemic or outbreak of a contagious disease, on the ability of our suppliers to manufacture and provide materials for our products and product candidates, initiating and retaining patients in our clinical trials, distribution of our products and business sales execution, operating results, liquidity and financial condition;

•
the regulatory approval process for our product candidates, including any delay or failure in obtaining requisite approvals;

•
the potential market size of treatments for any diseases and market adoption of our products, if approved or cleared for commercial use, by physicians and patients;

•
the timing, cost or other aspects of the commercialization of AMZEEQ, ZILXI and our product candidates, if approved;

•
our ability to achieve favorable pricing for AMZEEQ, ZILXI and our product candidates, if approved;

•
third-party payor reimbursement for AMZEEQ, ZILXI and any future products;

•
developments and projections relating to our competitors and our industry, including competing drugs and therapies, particularly if we are unable to receive exclusivity;

•
risks related to our indebtedness, including our ability to comply with the covenants in our loan documents;

•
the timing of commencement of future non-clinical studies and clinical trials;

•
our ability to successfully complete, and receive favorable results in, clinical trials for our product candidates;

•
our intentions and our ability to establish collaborations or obtain additional funding;

•
the timing or likelihood of regulatory filings and approvals or clearances for our product candidates;

•
our ability to comply with various regulations applicable to our business;

•
our expectations regarding the commercial supply of AMZEEQ, ZILXI and our product candidates;

•
our ability to create intellectual property and the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, including the projected terms of patent protection;

•
the timing, costs or results of litigation, including litigation to protect our intellectual property, including our ability to challenge successfully intellectual property claimed by others;

•
estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital on acceptable terms or at all;

•
our ability to attract and retain key scientific or management personnel;

•
our defense of current and any future litigation that may be initiated against us;

•
our expectations regarding licensing, business transactions and strategic operations; and

•
our future financial performance and liquidity.

In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not be different, and historic results referred to in our most recent Annual Report on Form 10-K, as amended, may be interpreted differently in light of additional research and clinical and preclinical trials results. The forward-looking statements contained in this prospectus are subject to risks and uncertainties, including those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and in our other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to (and expressly disclaim any such obligation to) update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for funding our commercialization and/or research and development activities and for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, clinical trial expenditures, commercial expenditures and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.
PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:
•
through underwriters for resale to purchasers;

•
through dealers to purchasers;

•
through agents to purchasers;

•
directly to one or more purchasers; or

•
through a combination of any of these methods of sale.

We may also sell the securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of the NASDAQ Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•
to or through a market maker other than on the NASDAQ Global Market or such other securities exchanges or quotation or trading services.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
•
at a fixed price, or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale; or

•
at prices related to such prevailing market prices;

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•
the name of the agent or any underwriters;

•
the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•
any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•
all other items constituting underwriting compensation;

•
any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•
any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK
This prospectus contains summary descriptions of the common stock, preferred stock and warrants that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.
General
Our amended and restated certificate of incorporation authorizes 75,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share. As of May 5, 2021, 51,386,596 shares of our common stock were issued and outstanding and held of record by eight holders, and no shares of our preferred stock were issued and outstanding.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to amending our amended and restated bylaws, procedures for our stockholder meetings, the classified board, director liability, and exclusive forum for proceedings.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Forum for Securities Litigation
Our amended and restated bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.
Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Special Stockholder Meetings
Our amended and restated bylaws provide that a special meeting of stockholders may be called by our board of directors, our President, our Chief Executive Officer, or the Secretary.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws include advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent
Our amended and restated certificate of incorporation and our amended and restated bylaws do not permit stockholders to act by written consent without a meeting.
Classified Board; Election and Removal of Directors; Filling Vacancies
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors unless the board of directors determines that such vacancies shall be filled by the stockholders. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Although our amended and restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue undesignated preferred stock, would require approval by a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock.
The provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitations of Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
any transaction from which the director derived an improper personal benefit.

Each of our amended and restated certificate of incorporation and amended and restated bylaws provides that we are required to indemnify our directors and officers, in each case, to the fullest extent permitted by Delaware law. Our amended and restated bylaws will also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “VYNE.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•
the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•
the terms of any rights to redeem or call the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
United States Federal income tax consequences applicable to the warrants; and

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
•
to vote, consent or receive dividends;

•
receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•
exercise any rights as stockholders of VYNE Therapeutics.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

LEGAL MATTERS
Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of VYNE Therapeutics Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements as of December 31, 2020 and for the year ended December 31, 2020 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements as of December 31, 2019 and for each of the two years in the period ended December 31, 2019 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $50,000,000 of Shares
Common Stock

PROSPECTUS SUPPLEMENT

August 12, 2021